UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.)

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Ennis, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Ennis, Inc.

2441 Presidential Parkway

Midlothian, TX 76065

Supplement to Proxy Statement for the Annual
Meeting of Shareholders to be held July 15, 2021

This Proxy Statement Supplement (the “Supplement”) supplements and amends the original definitive Proxy Statement of Ennis, Inc. (“Ennis,” the “Company”), dated June 4, 2021 (the “Proxy Statement”), and filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 3, 2021, for the Company’s 2021 Annual Meeting of Shareholders (the “Annual Meeting”).

This Supplement is being filed to correct an administrative error in the Proxy Statement that resulted in the table under the heading “Compensation Discussion and Analysis – Changes for Fiscal Year 2022” which discloses the restricted stock units (“RSUs”) granted to named executive officers under the New Long-Term Incentive Program for fiscal year 2022 (i) incorrectly listing the number of RSUs granted on April 19, 2021 (the number of which was determined by multiplying base salary by a percentage divided by the April 19, 2021 closing share price of $20.38) and (ii) mislabeling the heading in the second column as “Grant Date Value,” instead of “Base Salary.”

The following additional disclosure (change marked, with new text bold and underlined and deleted text bold and strikethrough) amends and supplements the information provided in the Proxy Statement:

				Grant Date Value as
Executive's Name	# RSU at Target		~~Grant Date Value~~ Base Salary	Percentage of Base Salary
Mr. Walters	~~$~~	~~971,752~~150,197	$971,752	315%
Mr. Magill	~~$~~	~~533,419~~47,113	$533,419	180%
Mr. Graham	~~$~~	~~310,774~~25,161	$310,774	165%

Except as specifically revised by the information contained herein, this Supplement does not modify, amend or otherwise affect any of the other information set forth in the Proxy Statement. This Supplement should be read with the Proxy Statement, and, from and after the date of this Supplement, any references to the Proxy Statement will be deemed to include the Proxy Statement as supplemented hereby. The Proxy Statement, together with this Supplement, and our Annual Report on Form 10-K for the year ended February 28, 2021 are available to shareholders on our website at www.ennis.com/investor_relations. Shareholders who would like to receive a paper copy of this Supplement, free of charge, should follow the instructions in the Notice of Internet Availability of Proxy Materials, filed with the SEC on June 3, 2021.

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. Proxies already returned by Shareholders will remain valid and shares represented thereby will be voted at the Annual Meeting unless revoked in the manner described in the Proxy Statement.

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